UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2007
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EAU Technologies, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-51807	87-0654478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1464 West 40 South, Suite 200, Lindon, Utah 84042
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (801) 443-1031

N/A
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

Amendment to Asset Purchase Agreement. As previously disclosed in the Form 8-K filed on August 22, 2007, on August 16, 2007, EAU Technologies, Inc. (“EAU” or the “Company”) and Perfect Water & Essentials, LLC (“PWE”) entered into that certain Agreement for Purchase and Sale of Assets--Perfect Empowered Drinking Water and Perfect Essentials (the “Asset Purchase Agreement”) pursuant to which PWE has the right to purchase certain assets of the Company which are used in the operation of its consumer division, which division is commonly referred to by the Company as the Perfect Essentials Division. The description of the Asset Purchase Agreement and related agreements included in the August 22 Form 8-K is incorporated herein by this reference.

The Asset Purchase Agreement required PWE to close on the acquisition no later than September 12, 2007. As the transaction did not close on that date, the Asset Purchase Agreement terminated and PWE forfeited earnest money in the amount of $50,000 to EAU.

The parties are negotiating for a possible extension of the closing date. As of September 18, the parties have not concluded an agreement on an extension.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, EAU Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAU TECHNOLOGIES, INC.

Dated: September 18, 2007	By:	/s/ Brian D. Heinhold
Brian D. Heinhold
Chief Financial Officer

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